UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                              Washington, DC 20549


                                    FORM 8-K

                                 CURRENT REPORT

                     Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934

        Date of Report (Date of earliest event reported): October 8, 2013

                               CEL-SCI CORPORATION
                    ---------------------------------------
             (Exact name of registrant as specified in its charter)


          Colorado                     001-11889               84-0916344
  -----------------------           ----------------        ---------------
(State or other jurisdiction      (Commission File No.)    (IRS Employer
  of incorporation)                                         Identification No.)

                              8229 Boone Blvd. #802
                                Vienna, VA 22182
                -------------------------------------------------
          (Address of principal executive offices, including Zip Code)


       Registrant's telephone number, including area code: (703) 506-9460

                                       N/A
                 ---------------------------------------------
          (Former name or former address if changed since last report)


Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions:

[] Written communications pursuant to Rule 425 under the Securities Act (17CFR 230.425)

[] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b)

[] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-14c))

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 Item 1.01  Entry Into a Material Definitive Agreement.

     On October 8, 2013, CEL-SCI Corporation (the "Company"), Chardan Capital Markets, LLC and Laidlaw & Company (UK) Ltd (the "Underwriters"), entered into an underwriting agreement (the "Underwriting Agreement") to issue and sell 17,826,087 shares of the Company's common stock, as well as warrants to purchase an additional 17,826,087 shares of common stock. Each share of common stock is being sold together with a warrant to purchase one share for the combined purchase price of $1.00, minus underwriting discounts and commissions. The Company has granted the Underwriters an option to purchase up to 2,673,913 additional shares of common stock and/or warrants to purchase up to 2,673,913 additional shares of common stock, for the combined purchase price of $1.00 for one share and one warrant, minus underwriting discounts and commissions, or the separate purchase prices per share or warrant, as applicable, set forth in the Underwriting Agreement. The option is exercisable, in whole or in part, for a period of 45 days after October 8, 2013.

     The net proceeds are expected to be approximately $16,300,000, after deducting the underwriting discounts and commissions and estimated expenses payable by the Company, and without exercise of the Underwriters' over-allotment option.

     The Underwriting Agreement contains customary representations, warranties, and agreements by the Company, and customary conditions to closing, indemnification obligations of the Company and the Underwriters, including for liabilities under the Securities Act of 1933, as amended, other obligations of the parties, and termination provisions. The representations, warranties and covenants contained in the Underwriting Agreement were made only for purposes of such agreement and as of specific dates, were solely for the benefit of the parties to such agreement, and may be subject to limitations agreed upon by the contracting parties. These representations, warranties and covenants are not factual information to investors about the Company.

     The offering is being made pursuant to the Registration Statement and Prospectus Supplement discussed below under Item 8.01. The Underwriting Agreement is filed as Exhibit 1.1 to this Current Report, and the description of the terms of the Underwriting Agreement is qualified in its entirety by reference to such exhibit. A copy of the opinion of Hart & Hart, LLC relating to the legality of the issuance and sale of the shares and warrants in the offering is attached as Exhibit 5 hereto.

     On October 7, 2013, the Company issued a press release announcing that it had commenced the offering. A copy of this press release is attached hereto as
Exhibit 99.1. On October 8, 2013, the Company issued a press release announcing that it had priced the offering. A copy of the press release is attached hereto as Exhibit 99.2.

Item 8.01   Other Events.

     On  October  9,  2013,  the  Company  filed  with the  Securities  Exchange
Commission  (the   "Commission")  a  prospectus   supplement  (the   "Prospectus
Supplement") to the prospectus (the "Prospectus") included as part of the Company's registration statement on Form S-3 declared effective by the

Commission  on  October  5,  2012  (File  No.   333-184094)  (the  "Registration
Statement"), pursuant to which the Company will sell, in an underwritten offering, 17,826,087 shares of the Company's common stock, as well as warrants to purchase an additional 17,826,087 shares of common stock.

     Prospective investors should read the Registration Statement, the Prospectus dated October 4, 2013 which was filed with the Commission on October 7, 2013 and the Prospectus Supplement, and all documents incorporated by reference by the foregoing.

     This transaction mentioned in Item 1.01 of this report caused the following adjustment to the securities sold in CEL-SCI's August 2008 financing:

     o The Series N warrants now allow the holders to purchase up to 1,189,961shares of CEL-SCI's common stock at a price of $0.91 per share; and

     o an additional 764,602 shares of common stock were issued to one investor which participated in the August 2008 financing.


Item 9.01   Financial Statements and Exhibits.

(d) Exhibits.

Exhibit     Description

1.1         Underwriting Agreement dated October 8, 2013.

5           Opinion of Hart & Hart, LLC

23          Consent of Hart & Hart, LLC

99.1        Press Release dated October 7, 2013.

99.2        Press Release dated October 8, 2013.

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

                                   SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


Date:  October 9, 2013
                                 CEL-SCI CORPORATION



                                 By:/s/ Patricia B. Prichep
                                    ---------------------------------
                                    Patricia B. Prichep Senior Vice President
                                    of Operations